EXHIBIT 99.2
Georgia-Pacific Corporation 133 Peachtree Street, N.E. Atlanta, Georgia 30303
Release No. C-2024 Contacts: Citigroup (800) 558-3745 Robin Keegan (404) 652-4713 Sheila Weidman (404) 652-6322 Date: Dec. 21 2005

GEORGIA-PACIFIC ANNOUNCES EXTENSION OF DEBT
TENDER OFFERS AND CHANGE IN PRICE DETERMINATION DATE

           ATLANTA — Georgia-Pacific Corp. (NYSE: GP) today announced that it has extended its debt tender offers, which it launched on Nov. 17, 2005. The debt tender offers, which previously expired at midnight EST on Jan. 5, 2006, will now expire at midnight EST on Jan. 6, 2006. Georgia-Pacific also announced that it has changed the date that the price will be determined for the debt tender offers, from 2 p.m. EST on Dec. 21, 2005, to 2 p.m. EST on Dec. 22, 2005.

         The approximate amount and percentage of securities tendered in the debt tender offers for each series as of Tuesday, Dec. 20, 2005, was as follows:

CUSIP/ ISIN Number	Aggregate Outstanding Principal Amount	Title of Security	Aggregate Principal Amount Tendered	Percentage Tendered
373298-CB-2, 373298-CA-4 / USU37339AC94	$350,000,000	7.375% Senior Notes due 2008	$347,410,000	99.26%
373298-BX-5	$700,000,000	8.875% Senior Notes due 2010	$697,345,000	99.62%
373298-BZ-0, 373298-BY-3 / USU37339AB12	$775,000,000	9.375% Senior Notes due 2013	$766,423,000	98.89%
373298-CD-8, 373298-CC-0 / USU37339AD77	$150,000,000	8.00% Senior Notes due 2014	$77,013,000	51.34%
347471-AR-5	$300,000,000	6.875% Senior Notes due 2007	$279,446,000	93.15%
347471-AN-4	$30,715,000	9.25% Debentures due 2021	$29,953,000	97.52%
347471-AP-9	$88,000,000	7.75% Debentures due 2023	$83,525,000	94.94%

        The dealer managers for the debt tender offers are Citigroup Corporate and Investment Banking, and Goldman, Sachs & Co. Persons with questions regarding the debt tender offers should contact Citigroup Corporate and Investment Banking at (800) 558-3745 (U.S. toll free), attention: Liability Management Group or Goldman, Sachs & Co. at (800) 828-3182 (U.S. toll free) or (212) 357-3019, attention: Credit Liability Management. Requests for documents should be directed to Global Bondholder Services Corporation, the information agent, at (212) 430-3774 (for banks and brokers) or (866) 952-2200 (U.S. toll free).

        This release is neither an offer to purchase nor a solicitation or an offer to sell any securities. The debt tender offers are made only by the Offer to Purchase and Consent Solicitation Statement dated Nov. 17, 2005.

        Headquartered at Atlanta, Georgia-Pacific is one of the world’s leading manufacturers and marketers of tissue, packaging, paper, building products and related chemicals. With 2004 annual sales of approximately $20 billion, the company employs 55,000 people at more than 300 locations in North America and Europe. Its familiar consumer tissue brands include Quilted Northern®, Angel Soft®, Brawny®, Sparkle®, Soft ‘n Gentle®, Mardi Gras®, Vanity Fair® and Lotus®, as well as the Dixie® brand of disposable cups, plates and cutlery. Georgia-Pacific’s building products manufacturing business has long been among the nation’s leading suppliers of building products to lumber and building materials dealers and large do-it-yourself warehouse retailers. For more information, visit www.gp.com

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FORWARD-LOOKING STATEMENTS: Any statements made regarding the proposed transaction between Koch Industries, Inc. and Georgia-Pacific Corporation, the expected results of the tender offers and consent solicitations and any other statements contained in this news release that are not purely historical fact are forward-looking statements that are based on management’s beliefs, certain assumptions and current expectations. These statements may be identified by their use of forward-looking terminology such as the words “expects,” “projects,” “anticipates,” “intends” and other similar words. Such forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected. These risks and uncertainties include, but are not limited to, general economic, business and market conditions and the satisfaction of the conditions to closing of the proposed transaction and the tender offers and consent solicitations. For a more complete discussion of certain of the risks and uncertainties that could cause actual results to differ from those contained in the forward-looking statements, please see the discussion of risks and uncertainties in the Georgia-Pacific 2004 10-K and other SEC filings. The forward-looking statements contained in this news release are made as of the date hereof, and we do not undertake any obligation to update any forward-looking statements, whether as a result of future events, new information or otherwise.